Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 (AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the annual report of One E-Commerce Corporation (the “Company”) on Form 10-Q for the period ending September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in his capacity as an officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and,

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

November 14, 2011	By:	/s/ John Steel
John Steel Chief Executive Officer (principal executive officer)

By:	/s/ Richard Egan
Richard Egan Chief Financial Officer (principal financial and accounting officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.